Exhibit 99.3

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF ARIZONA

In re:	)	CASE NO.	2-05-BK-18689-RTB
)
TFS-DI, INC.	)	BUSINESS AND INDUSTRY
	)	MONTHLY OPERATING REPORT
)
	)	MONTH OF	October, 2005
)
	)	DATE PETITION FILED:	22-Sep-05
Debtor	)
	)	TAX PAYER ID NO. :	71-0926311

Nature of Debtor's Business: TFS-DI was a sales representative for Three-Five Systems, Inc.
to sell display products and holder of distribution rights for Data International related products.

DATE DISCLOSURE STATEMENT FILED		1/6/2006
DATE PLAN OF REORGANIZATION FILED		1/6/2006

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING MONTHLY OPERATING REPORT AND
THE ACCOMPANYING ATTACHMENTS ARE TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE.

RESPONSIBLE PARTY:

/s/ Carl H. Young, III		Chief Restructing Officer
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY		TITLE

Carl H. Young, III		1/11/2006
PRINTED NAME OF RESPONSIBLE PARTY		DATE

PREPARER:

/s/ Carl H. Young, III		Chief Restructing Officer
ORIGINAL SIGNATURE OF PREPARER		TITLE

Carl H. Young, III		1/11/2006
PRINTED NAME OF PREPARER		DATE

PERSON TO CONTACT REGARDING THIS REPORT:		Carl H. Young, III

PHONE NUMBER:		480-607-2628

ADDRESS:		7702 E Doubletree Ranch Rd.
Suite 300
Scottsdale AZ 85258

FILE ORIGINAL REPORT ELECTRONICALLY WITH THE COURT, FILE PAPER COPY WITH U.S. TRUSTEE'S OFFICE

Accounts for TFS-DI, Inc
Year 2005			9/30/05 Tax	10/31/05 Tax	Current Tax	9/30/05 Book	10/31/05 Book	Current Book
Balance Sheet
Intangible Asset		Taxable Cost	2,450,000	2,450,000	-	3,816,167	3,816,167	-
Accumulated Depreciation		Depreciation	(270,000)	(270,835)	-	(1,682,401)	(1,682,401)	-
Net Intangible Asset		Net	2,179,166	2,179,166	-	2,133,766	2,133,766	-

		Right not paid	1,366,167	1,366,167	-	-	-	-
		Org Costs	-	-	-			-
Total Assets			3,545,333	3,545,333	-	2,133,766	2,133,766	-

Amount owing to Parent			1,997,189	1,997,189	-	1,997,189	1,997,189	-
Note Payable ST			1,481,000	1,481,000	-	1,481,000	1,481,000	-
Note Payable LT			-	-	-	-	-	-
Capital			100	100	-	100	100	-
Accumulated Profits			67,044	67,044	-	(1,344,523)	(1,344,523)	-
Total Liabilities & Equity			3,545,332	3,545,332	-	2,133,765	2,133,765	-

					Current			Current
Income Statement			YTD 9/30/05	YTD 10/31/05	Month	YTD 9/30/05	YTD 10/31/05	Month
Sales	Commission		146,104	146,104	-	146,104	146,104	-

Costs	Salaries		54,549	54,549	-	54,549	54,549	-
	Benefits		8,728	8,728	-	8,728	8,728	-
	Office Lease		14,877	14,877	-	14,877	14,877	-
	Communications/MIS		15,000	15,000	-	15,000	15,000	-
	Office Supplies		750	750	-	750	750	-
	Travel		2,250	2,250	-	2,250	2,250	-
	Amortization of Intangible		40,834	40,834	-	129,415	129,415	-
	Interest		611	611	-	611	611	-
	Total Costs for profit calc		138,798	138,798	-	226,180	226,180	-

Net Profit for Year			7,305	7,305	-	(80,077)	(80,077)	-